Exhibit 10.(e)

1998 DIRECTORS’ STOCK OPTION PLAN

OF

CANTEL MEDICAL CORP.

(as amended through March 24, 2005)

1.                                       The Plan.  The 1998 Directors’ Stock Option Plan (the “Plan”) is intended to strengthen the ability of Cantel Industries, Inc. (the “Corporation”) to attract and retain the services of persons having the breadth of professional and business experience who, through their efforts and expertise, can make a significant contribution to the success of the Corporation’s business by serving as members of the Corporation’s Board of Directors and to provide additional incentive for such directors to continue to work for the best interests of the Corporation and its stockholders through ownership of its Common Stock, par value $.10 per share (the “Stock”).  Accordingly, the Company will grant to each director (the “Optionee”) an option (the “Option”) to purchase shares of Stock on the terms and conditions hereinafter set forth.

2.                                       Stock Subject to the Plan.  Subject to the provisions of Paragraph 11 hereof, the total number of shares of Stock which may be issued pursuant to Options granted under the Plan shall be 450,000.  Such shares of Stock may be, in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the “Board”) shall from time to time determine.  If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

3.                                       Administration of the Plan.  The Plan shall be administered by a committee (the “Committee”) composed of two or more non-employee members of the Board.  The Committee shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable; provided, however, that the grant of Options under the Plan, the exercise price of such Options and the timing and manner in which such Options become exercisable shall not be subject to discretion by the Board but shall be governed by the terms of the Plan.  The interpretation and construction by the Board of any provisions of the Plan or of any Option granted thereunder shall be final, and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

4.                                       Directors Eligible for Options; Grant of Options.

(a)                                  Each director of the Corporation, whether or not an employee, shall be eligible for Options under this Plan.

(b)                                 Subject to Section 12, an Option to purchase 15,000 shares of Stock shall be automatically granted to each person who is appointed or elected for the first time to be a director of the Corporation.  Each Option granted under this subsection (b) shall be exercisable in three equal annual installments commencing on the date of the grant.  The exercise price of each Option granted under this subsection (b) shall be the fair market value (as hereinafter defined) of Stock covered thereby on the date the Option is granted.

(c)                                  Subject to Section 12, an Option to purchase 1,500 shares of Stock shall be automatically granted under the Plan each year on the last business day of the Corporation’s fiscal year, commencing with the fiscal year ending July 31, 2005, to each member of the Corporation’s Board serving as such on said date.  Each Option granted under this subsection (c) shall be exercisable as to 50% of the number of shares of Stock covered thereby on the first anniversary of the grant of such Option and shall become exercisable for the balance of shares of Stock covered thereby on the second anniversary of the grant of such Option.  The exercise price of each Option granted under this subsection (c) shall be the fair market value (as hereinafter defined) of Stock covered thereby on the date the Option is granted.

(d)                                 Subject to Section 12, an Option to purchase 750 shares of Stock shall be automatically granted on the last business day of each fiscal quarter, commencing with the quarter ending April 30, 2005, to each member of the Corporation’s Board serving as such on said date provided that the member attended any regularly scheduled meeting of the Board, if any, which was held during such quarter (whether in person or by telephonic means).  Notwithstanding the foregoing to the contrary, neither Messrs. Diker nor Reilly, nor any member of the Board who is an employee of the Corporation, shall be entitled to receive any quarterly Option grants in accordance with this subsection (d).  Each Option granted under this subsection (d) shall be exercisable immediately and the exercise price of each such Option shall be the fair market value (as hereinafter defined) of the Stock covered thereby on the date the Option is granted (the “Determination Date”).

(e)                                  For purposes of this Plan, the fair market value shall be:

(i)                                     if the Stock is listed on a securities exchange, the closing price of the Stock on the largest principal securities exchange on the Determination Date, or, if there shall have been no sales on any such exchange on such Determination Date, the mean of the highest bid and lowest asked prices on such securities exchange on such Determination Date; or

(ii)                                  if the Stock is not listed on a securities exchange, the closing price of the Stock on the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System (“NASDAQ”), or, if there shall have been no sales on such Determination Date on the NASDAQ National Market System, such closing price on the first date prior to the Determination Date that there was a sale on the NASDAQ Market system; or

(iii)                               if the Common Stock is not listed on a securities exchange or the NASDAQ National Market System, the mean of the highest bid and lowest asked prices of the Stock on the Determination Date as quoted in the NASDAQ System; or

(iv)                              if the Common Stock is not quoted in the NASDAQ System, the mean of the highest bid and lowest asked prices of the Stock on the Determination Date in the over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

5.                                       Term of Plan.  The Plan shall terminate on, and no Options shall be granted after, December 1, 2008, provided that the Board may at any time terminate the Plan prior thereto.

6.                                       Term of Options.  The term of each Option granted under this Plan before July 31, 2000 shall be for a period of ten years from the date of granting thereof and the term of each Option granted under this Plan on or after July 31, 2000 shall be for a period of five years from the date of granting thereof.

7.                                       Exercise of Options.  An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled, provided, however, that an Option may not be exercised as to less than 100 shares at any one time (or for the remaining shares then purchasable under the Option, if less than 100 shares).  The purchase price of the Stock issuable upon exercise of an Option shall be paid in full at the time of the exercise thereof (i) in cash or (ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Board) equal to the purchase price of the Stock issuable upon exercise of such Option.  The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

8.                                       Non-transferability of Options.  An Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the Optionee only by him.

9.                                       Form of Option.  Each Option granted pursuant to the Plan shall be evidenced by an agreement (the “Option Agreement”) which shall be in such form as the Board shall from time to time approve.  The Option Agreement shall comply in all respects with the terms and conditions of the Plan.

10.                                 Termination of Board Membership.  In the event that an Optionee shall cease to be a member of the Board (whether by resignation, death or disability or otherwise), the Options of the Optionee granted pursuant to this Plan shall be exercisable (to the extent that such Options were exercisable at the time of termination of Board membership) at any time prior to the expiration of a period of time not exceeding three months after such termination by the Optionee

(or, in the event such termination resulted from the Optionee’s death, by the legal representative of the Optionee) and the balance of such Option, If any, shall be cancelled.

11.                                 Adjustments Upon Changes in Capitalization.  In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations of liquidations, the number and class of shares available under the Plan, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder and the number of shares as to which Options are to be granted to an Optionee shall be correspondingly adjusted, to the end that the Optionee’s proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event.  All references in this Plan to “Stock” from and after the occurrence of such event shall be deemed for all purposes of the Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereof.

12.                                 Stockholder And Stock Exchange Approval.  This Plan is subject to, and no Options shall be exercisable hereunder until after (i) the approval by the holders of a majority of the Stock of the Corporation voting at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board, and (ii) the approval by the New York Stock Exchange, Inc. of a listing application covering the shares of Stock covered by this Plan.

13.                                 Amendment of the Plan.  The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Stock of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation’s jurisdiction of incorporation and entitled to vote at a meeting of the stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the Corporation’s outstanding Stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Paragraph 11, (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Option exercise price below 100% of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) materially increase the benefits accruing to participants under the Plan, (v) modify the requirements as to eligibility for participation in the Plan, or (vi) make any other change to the terms of the plan which would require approval by the stockholders pursuant to the rules and regulations of the Securities and Exchange Commission or the listing standards and rules of the securities exchange on which the Stock is listed.  No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee’s Option Agreement.

14.                                 Taxes.  The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan.  The Corporation may further require notification from the Optionee upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.